Exhibit 10.89

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF

CLEAN COAL SOLUTIONS, LLC

This First Amendment to Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC (this “Amendment”) is agreed to, approved and entered into as of September 9, 2011 and is made effective as of July 31, 2011. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC dated as of May 27, 2011 (the “LLC Agreement”).

RECITALS

WHEREAS, ADA-ES, Inc., a Colorado corporation (“ADA”), NexGen Refined Coal, LLC, a Wyoming limited liability company (“NexGen”), and GSFS Investments I Corp., a Delaware corporation (“GS,” and collectively with ADA and NexGen, the “Members”), constitute all of the members of Clean Coal Solutions, LLC, a Colorado limited liability company (the “Company”), and each of the Members is party to the LLC Agreement;

WHEREAS, concurrently with the execution and delivery of this Amendment by the Company and the Members, ADA and NexGen are contributing certain assets to the Company (the “Contribution”) pursuant to a Contribution Agreement entered into among the Members and the Company on the date hereof;

WHEREAS, concurrently with the Contribution, the Members and the Company desire to amend the LLC Agreement in order to, among other things, reflect the adjusted Sharing Ratios and Unit ownership of the Members following the Contribution, as set forth more fully herein;

WHEREAS, Section 11.4 of the LLC Agreement provides that the LLC Agreement may be amended by the unanimous written consent or approval of the Members; and

WHEREAS, the Members and the Company desire to execute this Amendment to evidence their consent to, and approval of, the amendments to the LLC Agreement set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Members and the Company hereby agree as follows:

AGREEMENT

1. Updated Unit Ownership and Sharing Ratios. The Unit ownership and Sharing Ratio of each of the Members shall be as set forth on Exhibit A hereto, and Exhibit A hereto hereby updates, amends, replaces and supersedes in all respects Exhibit A to the LLC Agreement. Notwithstanding anything else in the LLC Agreement, all references in the LLC Agreement to Sharing Ratios or Unit ownership shall be references to the Sharing Ratios and Unit ownership set forth on Exhibit A hereto, unless and until the Sharing Ratios and/or Unit ownership are adjusted in accordance with the LLC Agreement, and all references to ownership of the fully diluted membership interests in the Company shall be references to the Unit ownership set forth on Exhibit A hereto.

2. Specific Amendments. Without limiting the generality of the foregoing, the LLC Agreement is hereby amended as follows to, among other things, reflect the Unit ownership and Sharing Ratios set forth on Exhibit A hereto and reflect that, following the Contribution, each subsidiary of the Company as of the effective date of this Amendment will be wholly owned by the Company.

a. The definition of “Projected Investment Value” is hereby deleted in its entirety and replaced with the following:

““Projected Investment Value” means, as of any measurement date, fifteen percent (15%) of the Projected Distributable Value as of such date.”

b. The fifth sentence in Section 3.1(a) of the LLC Agreement is hereby deleted in its entirety replaced with the following:

“Notwithstanding anything to the contrary contained in this Agreement, the Class B Units issued to GS pursuant to the Purchase Agreement shall at all times represent at least fifteen percent (15%) of the total fully diluted membership interests in the Company, and the Sharing Ratio of GS shall at all times be equal to at least fifteen percent (15%).”

c. Section 6.1(b)(viii) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“(viii) cause or allow any Person other than the Company to become a member of, make a contribution to or own a financial interest in any Subsidiary of the Company;”.

d. Section 6.1(b)(ix) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“(ix) make a capital contribution to any Subsidiary of the Company, other than capital contributions not in excess of $5,000 per Subsidiary per year for general corporate purposes or the development of Facilities in the ordinary course of the Company’s Business in amounts determined in good faith as reasonably necessary for such development;”.

e. Section 11.17 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Operating and Distributions of Subsidiaries of the Company. The Company hereby agrees to operate each Subsidiary of the Company only in accordance with such Subsidiary’s operating agreement and articles of organization and to cause each such Subsidiary to make distributions only in accordance with the operating agreement of such Subsidiary. The Company hereby acknowledges that the operating agreement and articles of organization of any Subsidiary of the Company may be amended or modified only in accordance with the terms thereof and only after the written consent of GS in accordance with Section 6.1(b)(x), if applicable.”

3. Miscellaneous.

a. Sections 11.1 through 11.7, 11.11 and 11.13 through 11.15 of the LLC Agreement are hereby incorporated into, and made applicable to, this Amendment as if set forth herein.

b. Except as expressly set forth in this Amendment, all terms, conditions and provisions of the LLC Agreement shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Members have caused this Amendment to be duly executed on their behalf, as of this 9th day of September, 2011.

COMPANY:

CLEAN COAL SOLUTIONS, LLC

By:	/s/ Charles S. McNeil

Name:	Charles S. McNeil

Title:	Manager

MEMBERS:

ADA-ES, Inc.

By:	/s/ Michael D. Durham

Name:	Michael D. Durham

Title:	President and CEO

NexGen Refined Coal, LLC

By: NexGen Refined Coal Holdings, LLC, its manager
By: NexGen Synfuel Management, Inc., its manager

By:	/s/ Thomas A. Ostlund

Name:	Thomas A. Ostlund
Title:	President

GSFS Investments I Corp.

By:	/s/ Albert Dombrowski

Name:	Albert Dombrowski

Title:	Authorized Signatory

[Signature Page to First Amendment to Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC]

Exhibit A

EXHIBIT A

TO

OPERATING AGREEMENT

OF

Clean Coal Solutions, LLC

Unit Ownership and Sharing Ratios

Member	Class A Units*	Class B Units**	Sharing Ratios
ADA-ES Inc.	42.5	0	42.5%
NexGen Refined Coal, LLC	42.5	0	42.5%
GSFS Investments I Corp.	0	15.0	15.0%

*	All Voting Units
**	All Non-voting Units